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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Shareholders Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 11, 2000 included in this Registration Statement (Form N-1A Nos. 33-45328 and 811-06554) of Alliance North American Government Income Trust, Inc.


                                       /s/ERNST & YOUNG LLP

New York, New York
February 24, 2000







































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